UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2009

LHC GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
 (Address of Principal Executive Offices, including Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 4, 2009, LHC Group, Inc. (the “Company”) one of the largest providers of home nursing services in the United States and operators of seven long-term acute care hospitals (LTACH) throughout Louisiana, announced the signing of a LTACH joint venture with New Orleans-based Ochsner Health System.

This joint venture includes an LHC Group purchase of 75% and an Ochsner purchase of 25% of a LTACH located in Kenner, Louisiana.  Net revenue for the LTACH during the most recent 12 months was approximately $5.6 million.  This joint venture is not expected to add materially to LHC Group’s earnings in 2009.

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated May 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

		By:	/s/ Peter J. Roman
Peter J. Roman
Senior Vice President and Chief
Financial Officer

Dated:	May 4, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated May 4, 2009.